UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2010
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

196 Van Buren Street
Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)
(703) 434-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 5, 2010, RCN Corporation (“RCN”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yankee Cable Acquisition, LLC (“Cable Buyer”), Yankee Metro Parent, Inc. (“Metro Parent” and together with Cable Buyer, the “Parents”) and Yankee Metro Merger Sub, Inc., a wholly owned subsidiary of Metro Parent (“Merger Sub”). Cable Buyer, Metro Parent and Merger Sub are controlled by a private equity fund associated with ABRY Partners, LLC (“ABRY”).
     The Merger Agreement was unanimously approved by the Board of Directors of RCN based upon the recommendation of the Special Committee of the Board of Directors that was established to undertake a review of RCN’s strategic alternatives.
     The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into RCN (the “Merger”), with RCN continuing as the surviving corporation of the Merger, but as a wholly owned subsidiary of Metro Parent. At the closing, but immediately prior to the effective time of the Merger, RCN will transfer its Residential and Small and Medium Businesses business unit (the “Cable Business”) to Cable Buyer. As a result, following the consummation of the Merger, RCN’s Cable Business will be controlled by Cable Buyer and RCN’s Metro Optical Networks business unit (the “Metro Business”) will be controlled by Metro Parent, and each of Metro Parent and Cable Buyer will be owned by affiliates of ABRY.
     At the effective time of the Merger, each share of RCN common stock (including shares of restricted stock, whether vested or unvested) issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the Parents, Merger Sub, RCN or any of its subsidiaries or by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $15.00 in cash (the “Per Share Merger Consideration”), without interest. Each outstanding RCN stock option (whether vested or unvested) will be converted into the right to receive, for each share underlying such option, a cash payment equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option, without interest. Each outstanding RCN restricted stock unit (whether vested or unvested) will be converted into the right to receive a cash payment equal to the Per Share Merger Consideration, without interest.

     Consummation of the Merger is subject to customary conditions, including, among others: (i) the approval by the holders of a majority of the outstanding shares of the RCN common stock entitled to vote on the Merger; (ii) the absence of any law, order or injunction prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; (iii) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period; (iv) the receipt of specified Federal Communications Commission, state public utility commission and local franchising authority regulatory approvals; and (v) the absence of any material adverse effect on RCN and its subsidiaries (taken as a whole) or either the Cable Business or the Metro Business (taken separately). Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Merger Agreement.
     RCN has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions or take certain actions during such period.
     The Merger Agreement provides for a post-signing “go-shop” period. Specifically, during the period beginning on March 5, 2010 and continuing until April 14, 2010 (the “No-Shop Period Start Date”), RCN may initiate, solicit and/or encourage alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals.
     Starting on the No-Shop Period Start Date, RCN will be prohibited from soliciting alternative acquisition proposals from third parties and/or providing information to or engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop restrictions, however, are subject to customary “fiduciary-out” provisions which allow RCN under certain circumstances, prior to the time that RCN receives approval of the Merger from its stockholders, to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined would or could reasonably be expected to, if consummated, result in a transaction more favorable to RCN stockholders from a financial point of view than the transactions contemplated by the Merger Agreement, and that not taking such action would be inconsistent with its fiduciary duties.

     The Merger Agreement contains certain termination rights for both RCN and the Parents. Upon termination of the Merger Agreement under specified circumstances, including if the Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement, RCN may be required to pay the Parents a termination fee of $17.5 million. However, if RCN terminates the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal prior to the No-Shop Period Start Date, RCN would instead be required to pay a reduced termination fee of $10 million. In addition, in the event that RCN stockholders do not vote to approve the Merger Agreement or between signing and closing there occurs any material adverse effect on RCN and its subsidiaries (taken as a whole) or either the Cable Business or the Metro Business (taken separately), then the Parents would be entitled to terminate the Merger Agreement and receive from RCN reimbursement of up to $6 million in out-of-pocket costs and expenses relating to the Merger Agreement. In certain other limited circumstances, the Merger Agreement provides for the Parents to pay to RCN a reverse termination fee of $30 million upon termination of the Merger Agreement.
     Metro Parent and Cable Buyer have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which are expected to be sufficient for the Parents to pay the aggregate Per Share Merger Consideration and related fees and expenses of the transactions contemplated by the Merger Agreement and to repay certain indebtedness of RCN and its subsidiaries. An investment fund affiliated with ABRY has committed to purchase equity interests in Cable Buyer and Metro Parent and has provided RCN with a Limited Guarantee in favor of RCN, guaranteeing the payment of certain payment obligations that may be owed by Metro Parent, Cable Buyer and/or Merger Sub pursuant to the Merger Agreement, including the payment of any reverse termination fee that may become payable by Metro Parent and Cable Buyer.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by this reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about RCN. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RCN, ABRY, Cable Buyer, Metro Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in RCN’s disclosures.

Item 8.01. Other Events.
     On March 5, 2010, RCN and ABRY issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this report by this reference.
     On March 5, 2010, RCN disseminated a memorandum to its employees discussing the announcement of the signing of the Merger Agreement. A copy of the memorandum is attached hereto as Exhibit 99.2 and is incorporated into this report by this reference.
     On March 5, 2010, RCN made available to its employees a memorandum addressing frequently asked questions (FAQs) relating to the Merger Agreement. A copy of the memorandum is attached hereto as Exhibit 99.3 and is incorporated into this report by this reference.
     On March 5, 2010, RCN circulated to certain of its employees “talking points” for use in connection with customer communications regarding the Merger Agreement. A copy of such “talking points” is attached hereto as Exhibit 99.4 and is incorporated into this report by this reference.
     On March 5, 2010, RCN made available on the “Investor Relations” portion of its website (www.rcn.com) responses to certain frequently asked questions (FAQs) regarding the Merger Agreement. A copy of such responses is attached hereto as Exhibit 99.5 and is incorporated into this report by this reference.
Forward-Looking Statements
     This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include (without limitation): the ability to obtain regulatory approvals of the transactions contemplated by the Merger Agreement on the proposed terms and schedule; the failure of RCN’s stockholders to approve the transactions contemplated by the Merger Agreement; our ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the Merger Agreement; and the risk that the transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all. Additional information on risk factors that may affect the business and financial results of RCN can be found in RCN’s Annual Report on Form 10-K and in the filings of RCN made from time to time with the SEC. RCN undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information
     In connection with the transactions contemplated by the Merger Agreement, RCN will file a proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and these other materials when they become available because they will contain important information about RCN and the transactions contemplated by the Merger Agreement. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by RCN with the Securities and Exchange Commission at the SEC web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by RCN with the SEC can also be obtained, free of charge, by directing a request to RCN Corporation, 196 Van Buren Street, Herndon, VA 20170, Attention: Investor Relations. The proxy statement (when available) and such other documents are also available for free on the RCN website at www.rcn.com under “About RCN/Investor Relations/SEC Filings.”
Participants in the Solicitation
     The directors and executive officers of RCN and other persons may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding RCN’s directors and executive officers is available in RCN’s Annual Report on Form 10-K filed with the SEC on February 24, 2009 and RCN’s Proxy Statement on Schedule 14A filed with the SEC on April 30, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following are included as exhibits to this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 5, 2010, by and among RCN Corporation, Yankee Cable Acquisition, LLC, Yankee Metro Parent, Inc. and Yankee Metro Merger Sub, Inc. *

99.1	Joint Press Release, issued March 5, 2010

99.2	Memorandum to RCN employees discussing announcement of the Merger Agreement, transmitted March 5, 2010

99.3	Memorandum to RCN employees addressing frequently asked questions (FAQs) relating to the Merger Agreement, transmitted March 5, 2010

99.4	Customer “talking points” memorandum relating to the Merger Agreement, circulated March 5, 2010

99.5	Responses to frequently asked questions (FAQs), made available on the “Investor Relations” portion of RCN’s website (www.rcn.com) on March 5, 2010

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RCN agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

RCN Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN Corporation (Registrant)
DATE: March 5, 2010	By:	/s/ Michael T. Sicoli
		Name:	Michael T. Sicoli
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 5, 2010, by and among RCN Corporation, Yankee Cable Acquisition, LLC, Yankee Metro Parent, Inc. and Yankee Metro Merger Sub, Inc. *

99.1	Joint Press Release, issued March 5, 2010

99.2	Memorandum to RCN employees discussing announcement of the Merger Agreement, transmitted March 5, 2010

99.3	Memorandum to RCN employees addressing frequently asked questions (FAQs) relating to the Merger Agreement, transmitted March 5, 2010

99.4	Customer “talking points” memorandum relating to the Merger Agreement, circulated March 5, 2010

99.5	Responses to frequently asked questions (FAQs), made available on the “Investor Relations” portion of RCN’s website (www.rcn.com) on March 5, 2010

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RCN agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.